EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors

Universal Health Services, Inc.:

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated February 25, 2010 relating to the consolidated financial statements, financial statement schedule, and the effectiveness of internal control over financial reporting, which appears in Universal Health Services, Inc.’s Annual Report on Form 10-K for the year ended December 31, 2009.

/s/ PricewaterhouseCoopers LLP

Philadelphia, Pennsylvania

June 7, 2010